Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Rotech Healthcare Holdings Inc. of our report dated April 30, 2021, relating to the consolidated financial statements of Rotech Healthcare Holdings Inc.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Orlando, Florida

July 6, 2021

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